Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott V. Fainor, President and Chief Executive Officer and Eugene T. Sobol, Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of KNBT Bancorp, Inc. (the "Company"), hereby certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     1. The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and


     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


DATE: August 16, 2004               BY: /S/  Scott V. Fainor
                                        --------------------------------------
                                        Scott V. Fainor
                                        President and Chief Executive Officer



DATE: August 16, 2004               BY: /S/  Eugene T. Sobol
                                        --------------------------------------
                                        Eugene T. Sobol
                                        Senior Executive Vice
                                        President, Chief Operating Officer and
                                        Chief Financial Officer



A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to KNBT Bancorp, Inc. and will be retained by KNBT Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

--------------------------------------------------------------------------------